Exhibit 99.1

FIRST WESTERN FINANCIAL, INC. COMPLETES ACQUISITION OF TETON FINANCIAL SERVICES

Merger brings added scale, expanded product mix, and increased lending opportunities to the Wyoming market

DENVER, CO and JACKSON, WY, January 3, 2022 –First Western Financial, Inc., (First Western) (Nasdaq: MYFW), parent company of First Western Trust Bank, (the Bank), today announced the completion of its acquisition of Teton Financial Services, Inc. (Teton Financial Services), parent company of Rocky Mountain Bank, effective December 31, 2021. The closing of this transaction merges Teton Financial Services’ three branches in the state of Wyoming, total assets of $449.6 million, total deposits of $402.9 million, and total loans of $261.1 million as of September 30, 2021, with First Western Trust Bank. Teton Financial Services also offers trust and wealth management services and had $306.8 million in assets under management as of September 30, 2021. As part of its long-term growth strategy, the merger expands First Western’s presence in Wyoming and allows the Bank to deliver its unique approach to private and commercial banking to more clients in the region.

“We are very pleased to complete the acquisition of Teton Financial Services and provide its talented group of bankers with an expanded suite of products and greater resources to better serve clients,” said Scott C. Wylie, Chairman, President and Chief Executive of First Western. “Our combined organization’s roots in Wyoming go back as far as 2005, demonstrating a deep commitment to the region and its communities, and our common focus on listening to clients and helping them realize their financial goals will continue to be the foundation of our corporate culture. Our teams have been collaborating well to prepare for the integration of the two companies, and we are excited to begin capitalizing on the synergies that we project for this combination, expand our relationships with existing clients, and steadily increase our market share in the years ahead.”

“Coming together as one bank gives us the ability to deliver enhanced services and more options for clients, as well as greater financial strength that will enable us to accommodate the larger credit needs of our commercial clients as their businesses grow,” said Mark Hendrickson, formerly Rocky Mountain Bank’s Chief Executive Officer, now First Western’s Wyoming Regional President. “The opportunities to offer increased borrowing capacity, a broader suite of trust and wealth management offerings, and introduce retirement and insurance services will enable us to deliver a superior banking experience to our clients.”

The merger expands First Western’s operations across 18 offices in four states, including Colorado, Arizona, Wyoming, and California, with a Bozeman, Montana office slated to open later this year. As of September 30, 2021, the combined institutions had approximately $2.5 billion in assets and $7.2 billion in assets under management.

Under the terms of the merger agreement, Teton Financial Services shareholders will receive 0.0454 shares of First Western common stock and $0.39 in cash for each share of Teton Financial Services stock. First Western is issuing an aggregate of 1,337,808 shares of common stock and paying $11.5 million in cash to equity holders of Teton Financial Services. The value of the merger consideration is approximately $51.4 million.

Client Convenience

Beginning today, Rocky Mountain Bank clients can access ATMs to make cash withdrawals with no ATM fees.

Rocky Mountain Bank clients should continue to bank as usual at their regular Rocky Mountain Bank location and contact Bank associates using the same number, (307) 367-7600. In addition, clients should continue using existing checks, accounts, and debit and credit cards. Also, there are no changes to client bank accounts, deposits, loans, online banking access, or other services.

In the coming months, clients will be notified about the change from Rocky Mountain Bank to First Western Trust Bank as well as when they can begin using First Western Trust Bank offices for other banking services in addition to ATMs.

The addition of three new offices in Wyoming provides clients with more banking locations and local expertise to serve their needs.

In the Community

Since opening its doors in 2004, First Western has invested over $19 million in donations, sponsorships, community development loans, and affordable housing investments to organizations and projects that are making a lasting difference in its communities. The Bank’s associates are involved with many nonprofits in its communities and engage with local organizations by serving on boards and advisory committees, as well as volunteering. With its expanded operations in Wyoming following the completion of the merger, First Western intends to increase its community support in the state in the years to come.

About First Western Financial Inc.

First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming and California. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the NASDAQ Global Select Market under the symbol “MYFW.” For more information, go to www.myfw.com. Member FDIC. Equal Housing Lender. NMLS ID 477166.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the COVID-19 pandemic and its effects, the outcome of any legal proceedings that may be instituted against First Western, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Western does business, the possibility that the transaction may be more expensive than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction, First Western’s ability to complete the integration of Teton Financial Services successfully, and the dilution caused by First Western’s issuance of shares of its common stock in connection with the transaction. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 12, 2021 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

MEDIA CONTACT:

Scott C. Wylie

(303) 531-8100 | scott.wylie@myfw.com